Exhibit 10.1

AMENDMENT TO THE SHAREHOLDERS AGREEMENT

This AMENDMENT, (this “Amendment”), is made and entered into as of March 4, 2019 by Vantage Drilling International, an exempted company incorporated with limited liability in the Cayman Islands (“the Company”), to the Shareholders Agreement, dated as of February 10, 2016, by and between the Company and the Shareholders (as amended, modified or supplemented from time to time, the “Agreement”). Capitalized terms used herein but not otherwise defined herein will have the meanings set forth in the Agreement.

WHEREAS, the Company and the Shareholders desire to amend the Agreement upon the terms and conditions hereinafter set forth.

WHEREAS, such an amendment of the Agreement requires approval of the Shareholders holding at least a majority of the then Outstanding Shares held by the Shareholders.

WHEREAS, Anchorage Capital Group, L.L.C., York Capital Management Global Advisors, LLC, and Renegade Swish, LLC hold the majority of the Outstanding Shares held by the Shareholders as of the date hereof.

WHEREAS, Anchorage Capital Group, L.L.C., York Capital Management Global Advisors, LLC, and Renegade Swish, LLC desire to vote in favor of the adoption of the Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Shareholders agree as follows:

1. Number of Directors. Effective as of the date hereof, Section 2.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“The board of directors of the Company (the “Board”) shall consist of up to nine (9) Directors, as shall be fixed from time to time by the Directors.”

2. Modification; Full Force and Effect. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are and shall continue to be in full force and effect.

3. Other Miscellaneous Terms. The provisions of Article V (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date set forth above.

THE COMPANY:

VANTAGE DRILLING INTERNATIONAL

By:	/s/ Douglas E. Stewart
Name: Douglas E. Stewart
Title: Vice President, General Counsel and Corporate Secretary

By:	/s/ Thomas J. Cimino
Name: Thomas J. Cimino
Title: Chief Financial Officer

SHAREHOLDERS:

By:	/s/ Douglas E. Stewart
Name: Douglas E. Stewart
Title: Attorney-in-fact for Anchorage Capital Group, L.L.C. (on behalf of its participating funds and account), York Capital Management Global Advisors, LLC (on behalf of its participating funds and account), and Renegade Swish, LLC (on behalf of its participating funds and account)